      As Filed With the Securities and Exchange Commission on June 26, 2001

                                                Registration No. 333-___________

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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            THE TRIZETTO GROUP, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     33-0761159
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

       567 SAN NICHOLAS DRIVE, SUITE 360, NEWPORT BEACH, CALIFORNIA 92660
                (Address of Principal Executive Offices)         (Zip Code)

                                   ----------

                             1998 STOCK OPTION PLAN
                           (Full titles of the plans)

                                   ----------

           Jeffrey H. Margolis, President and Chief Executive Officer
                            The TriZetto Group, Inc.
                        567 San Nicolas Drive, Suite 360
                         Newport Beach, California 92660
                     (Name and address of agent for service)

                                 (949) 719-2200
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                K.C. Schaaf, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
   Title of Securities          Amount To Be         Proposed Maximum        Proposed Maximum         Amount of
     To Be Registered          Registered(1)          Offering Price        Aggregate Offering     Registration Fee
                                                       Per Share (2)              Price
======================================================================================================================
      Common Stock,
     $0.001 par value         1,800,000 shares             $9.30               $16,740,000            $4,185.00
======================================================================================================================

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1998 Stock Option Plan (the "1998 Plan"). 4,000,000 shares of common stock available for issuance under the 1998 Plan were registered on a Registration Statement on Form S-8 on December 14, 1999 (Registration Statement No. 333-92729), and 3,200,000 shares of common stock available for issuance under the 1998 Plan were registered on a Registration Statement on Form S-8 on August 7, 2000 (Registration Statement No. 333-43220).

(2) In accordance with Rule 457(h), the aggregate offering price of 1,800,000 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the 1998 Plan is based upon the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on June 20, 2001, which was $9.30 per share.

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                                   Page 1 of 7
                             Exhibit Index on Page 7

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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission (the "Commission") on April 2, 2001;

         (b) The Registrant's Annual Report on Form 10-K/A for the year ended December 31, 2000 as filed with Commission on June 11, 2001;

         (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2000; and

         (d) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 8-A filed under Section 12 of the Securities Exchange Act of 1934 as filed with the Commission on October 1, 1999, including any amendment or report filed for the purpose of updating that description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Company maintains liability insurance for its officers and directors.

         In addition, the Company's Certificate of Incorporation provides that, pursuant to the DGCL, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the DGCL. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         The Company has entered into separate indemnification agreements with its directors and officers. These agreements require the Company, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Company), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may


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

be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

      NUMBER                          DESCRIPTION
      ------                          -----------

        4.1    Second Amended and Restated 1998 Stock Option Plan.

        4.2 Form of 1998 Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, Registration No. 333-84533).

        4.3 Form of 1998 Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1, Registration No. 333-84533).

        5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

       23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

       23.2    Consent of PricewaterhouseCoopers LLP, independent accountants.

       24.1 Power of Attorney (included on signature page to the Registration Statement at page 5).

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


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

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 26th day of June 2001.

                                                  THE TRIZETTO GROUP, INC.


                                                  By: /s/ JEFFREY H. MARGOLIS
                                                      --------------------------
                                                      Jeffrey H. Margolis
                                                      President, Chief Executive
                                                      Officer, and Chairman of
                                                      the Board


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of The TriZetto Group, Inc., do hereby constitute and appoint Jeffrey H. Margolis and Michael J. Sunderland, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                                    TITLE                             DATE
        ---------                                    -----                             ----

/s/ JEFFREY H. MARGOLIS       President, Chief Executive Officer and Chairman of   June 26, 2001
--------------------------    the Board of Directors (Principal Executive
Jeffrey H. Margolis           Officer)

/s/ MICHAEL J. SUNDERLAND
--------------------------    Chief Financial Officer and Secretary (Principal     June 26, 2001
Michael J. Sunderland         Financial and Accounting Officer)

/s/ WILLIAM E. FISHER
--------------------------    Director                                             June 21, 2001
William E. Fisher

/s/ WILLARD A. JOHNSON, JR.
--------------------------    Director                                             June 22, 2001
Willard A. Johnson, Jr.

/s/ PAUL F. LEFORT
--------------------------    Director                                             June 26, 2001
Paul F. LeFort


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

        SIGNATURE                                    TITLE                             DATE
        ---------                                    -----                             ----

/s/ DONALD J. LOTHROP
--------------------------    Director                                             June 25, 2001
Donald J. Lothrop

/s/ ERIC D. SIPF
--------------------------    Director                                             June 21, 2001
Eric D. Sipf

/s/ DAVID M. THOMAS
--------------------------    Director                                             June 25, 2001
David M. Thomas


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

                                  EXHIBIT INDEX

      NUMBER                          DESCRIPTION
      ------                          -----------

       4.1     Second Amended and Restated 1998 Stock Option Plan.

       4.2 Form of 1998 Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, Registration No. 333-84533).

       4.3 Form of 1998 Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1, Registration No. 333-84533).

       5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

      23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

      23.2     Consent of PricewaterhouseCoopers LLP, independent accountants.

      24.1 Power of Attorney (included on signature page to the Registration Statement at page 5).